UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2026

ServiceTitan, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42434	26-0331862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 N. Brand Blvd. Suite 100
Glendale, California		91203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 899-0970

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	TTAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2026, ServiceTitan, Inc. (the “Company”) entered into Amendment Number Two to that certain Credit Agreement, dated as of January 23, 2023 (as amended by Amendment Number One to Credit Agreement, dated as of September 27, 2024, the “Existing Credit Agreement”), among the Company, as borrower, the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent and collateral agent (the “Amendment”).

The Amendment amended the Existing Credit Agreement (as so amended, the “Amended Credit Agreement”) by, among other things, increasing the total borrowing capacity of the revolving credit facility made available under the Amended Credit Agreement from $140 million to $250 million, and extending the term of the Amended Credit Agreement through January 30, 2031. In addition, the Amendment (i) modified pricing and unused commitment fees payable under the Amended Credit Agreement to be based on the Company’s total net leverage rather than LQA recurring revenue, (ii) replaced the LQA recurring revenue and liquidity financial covenants in the Existing Credit Agreement with a total net leverage financial covenant, and (iii) modified certain negative covenants, including liens, indebtedness, investments, dispositions, restricted payments and restricted debt payments, to provide the Company with more flexibility thereunder. Prior to entering into the Amendment the Company voluntarily repaid, in full, the approximately $107 million term loan that was outstanding under the Existing Credit Agreement and, as of the date of this Current Report, no loans were outstanding under the Amended Credit Agreement.

There were no other material changes to the terms of the Existing Credit Agreement as a result of the Amendment. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending January 31, 2026.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICETITAN, INC.

Date: February 3, 2026	By:	/s/ Dave Sherry
Dave Sherry
Chief Financial Officer